Joint Filer Information

Name:  Charter Oak Partners II, L.P.
Address: 10 Wright Street, 2nd Floor, Suite 210, Westport, CT 06881 Designated Filer: Charter Oak Partners
Issuer & Ticker Symbol:  Velocity Express Corp. (VEXP)
Date of Event Requiring Statement:   1/07/08

Signature: Charter Oak Partners II, L.P.

                  By: Fine Partners, L.P., its Managing Partner
                  By:   /s/ Jerrold N. Fine
                  -----------------------------------------------------------
                  Name: Jerrold N. Fine
                  Title: General Partner


Name:  Charter Oak Managers, L.P.
Address: 10 Wright Street, 2nd Floor, Suite 210, Westport, CT 06881 Designated Filer: Charter Oak Partners
Issuer & Ticker Symbol:  Velocity Express Corp. (VEXP)
Date of Event Requiring Statement:   1/07/08

Signature: Charter Oak Managers, L.P.

                  By: Charter Oak GP, LLC, its General Partner
                  By:   /s/ Jerrold N. Fine
                  -----------------------------------------------------------
                  Name: Jerrold N. Fine
                  Title: Managing Member


Name:  Charter Oak Management GP LLC
Address: 10 Wright Street, 2nd Floor, Suite 210, Westport, CT 06881 Designated Filer: Charter Oak Partners
Issuer & Ticker Symbol:  Velocity Express Corp. (VEXP)
Date of Event Requiring Statement:   1/07/08

Signature: Charter Oak Management GP LLC

                  By:   /s/ Jerrold N. Fine
                  -----------------------------------------------------------
                  Name: Jerrold N. Fine
                  Title: Senior Managing Member


Name:  Jerrold N. Fine
Address: 10 Wright Street, 2nd Floor, Suite 210, Westport, CT 06881 Designated Filer: Charter Oak Partners
Issuer & Ticker Symbol:  Velocity Express Corp. (VEXP)
Date of Event Requiring Statement:   1/07/08

Signature:        /s/ Jerrold N. Fine
                  -----------------------------------------------------------
                  Name: Jerrold N. Fine